EXHIBIT 99

NEWS RELEASE

From:	Citizens First Bancorp, Inc.
Contact:	Marshall J. Campbell
Chairman, President and CEO
Corporate Office:	525 Water Street
Port Huron, MI 48060
Telephone:	(810) 987-8300
Citizens First Bancorp, Inc.
Announces Annual Meeting Date
FOR IMMEDIATE RELEASE:
     PORT HURON, MICHIGAN, FEBRUARY 10, 2009. Citizens First Bancorp, Inc. (the “Company”) (NASDAQ:CTZN), the holding company for CF Bancorp, a Michigan savings bank (the “Bank”), announced today that its annual meeting of stockholders will be held on May 21, 2009 at 10:00 a.m., eastern time, at the Harborside Office Center, 1411 Third Street, Port Huron, Michigan. The record date for shareholders entitled to vote at the annual meeting is March 23, 2009.
About Citizens First Bancorp, Inc.
     Citizens First Bancorp, Inc. is a diversified financial services company that offers deposits, loan, commercial banking, investments, insurance and trust services through CF Bancorp, a Michigan chartered stock savings bank, and its other subsidiaries. Citizens First offers its services through its 24 full service banking centers in St. Clair, Sanilac, Huron, Lapeer, Macomb, and Oakland Counties and a loan production office in Macomb County, Michigan.